1 PICO Holdings, Inc. Annual Meeting of Shareholders May 4, 2017

2 2 SAFE HARBOR STATEMENT This presentation contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements often address current expected future business and financial performance, including the demand and pricing for PICO’s real estate and water assets, the completion of proposed monetization transactions, the return of proceeds to shareholders, and the reduction of costs, and may contain words such as “expects,” “anticipates,” “intends,” “plans,“ “believes,” “seeks,” or “will”. All forward-looking statements included in this presentation are based on information available to PICO as of the date hereof, and PICO assumes no obligation to update any such forward-looking statements. Actual results could differ materially from those described in the forward- looking statements. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive and governmental factors outside of our control, that may cause our business, industry, strategy or actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in detail under the heading “Risk Factors” in PICO’s periodic reports filed with the U.S. Securities and Exchange Commission.

3 3 OUR FOCUS •Monetize assets • Return proceeds to our shareholders • Reduce costs

4 4 NET ASSETS AT MARCH 31, 2017 Continuing operations: Discontinued operations: 56.7% interest in UCP: $118 million (based on transaction value at date of announcement of proposed merger with Century Communities, Inc.) $171.9 million $38.3 million $1.3 million Vidler Real Estate and Water Assets Unrestricted Cash & Equities less accrued severance distributed in April 2017 Other

5 5 Sale of UCP, Inc. to Century Communities, Inc. • Expected to close in third quarter 2017 • Cash of $5.32 per share of UCP owned » We expect to receive approximately $55 million in cash at closing • 0.2390 share of Century for each share of UCP owned » We expect our ownership to be approximately 9% of the combined company immediately following closing • PICO Lock - Up Period » No sale or transfer of Century stock received in merger within an initial lock – up period of 60 days after closing » May sell or transfer up to 5% of the then outstanding shares of the combined company within any 50 day period post initial lock –up until 210th day post closing; thereafter no lock - up restrictions

6 6 Vidler’s Focus: 1) Fish Springs Ranch Water Credits » Positive economic outlook in our markets. – Building development approval process is still slow: leading to pent – up housing demand. » Expect contracts for initial take down of water to commence in late 2017 and in 2018.  Pursuing solar and grazing lease contracts and opportunities to generate on - going cash flow from the ranch. 2) Carson Lyon Water Credits » Also a positive economic outlook in this market. – USA Parkway expected to be completed in late 2017: expected to stimulate development demand. 3) Arizona Long - Term Storage Credits » Very limited available supply of LTSCs. » Pursuing additional sales with AZ state agencies and private entities.

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11 11 Vidler Assets in Northern Nevada VIDLER PARCELS PENDING PROJECTS FUTURE DEVELOPABLE PROPERTY WASHOE TURF FARM PROJECT DODGE FLAT RENO SPARKS FERNLEY DAYTON CARSON 950 RANCH NORTH VALLEYS STOREY LYON DOUGLAS CARSON SPANISH SPRINGS SUN VALLEY SILVER SPRINGS LEMMON VALLEY FSR PIPELINE INTERTIE

12 12 North Valleys: Developments Development 1 – Stonegate 2 - Train Town 3 - White Lake Vistas 4 - Silver Hills 6 - Silver Star Ranch 7 - Evans Ranch 8 - Stead Airport 14 - Prado Ranch 15 - NVIG 4 16 - NVIG 6 & 7 17 - NVIG 8 18 - Arroyo Crossing 19 - Echeverria Peavine

13 13 North Valleys Estimated Transaction Schedule Area Development Area Single Family Units Commercial / Industrial Acres Revised Date Estimated for Initial Contract Estimated Water Usage Total Project (AF) 1 Stonegate (fka Heinz Rch) 3,815 235 Dec 2018 2,026 2 Train Town 1,300 - Jan 2022 736 3 White Lake Vistas 324 342 Jan 2020 300 4 Silver Hills 1,600 - Jul 2018 640 6 Silver Star Ranch 1,600 - Dec 2018 449 7 Evans Ranch 5,679 62 Dec 2018 2,612 8 Stead Airport - 1,700 14 Prado Ranch (fka NVIG 2) 145 264 Multi-Family 5 Ac Commercial May 2018 90 15 NVIG 4 - 264 Multi-Family 250 Ac Commercial May 2018 300 16 NVIG 6 & 7 3,529 - Jan 2019 1,270 17 NVIG 8 238 - May 2020 86 18 Arroyo Crossing 236 - Oct 2017 94 19 Echeverria Peavine 1,380 80 Dec 2019 550 TOTAL 9,153 Based on most recent conversations with area developers

14 14 Arizona Update “Report: Colorado River in Peril.” The Wall Street Journal – April 12th 2017 “Drought and the growing population of the U.S. Southwest have combined to make the lower part of the Colorado River the most endangered river in America…” “Horseshoe Bend” by Prayitno (https://www.flickr.com/photos/prayitnophotography) is licensed under CC BY 2.0 / Edited from Original

15 15 Colorado River: Lower Basin Structural Deficit “Normal” Release 8.23 MAF Ted Cooke, CAP General Manager “The bottom line: the net annual loss to Lake Mead is about 1.2 MAF.” “The result is a ‘structural deficit’ that causes Lake Mead’s elevation to drop 12 feet every year, drought or no drought” Source: CAP BLOG – 12/2/2015 www.cap-az.com/public/blog CA = 4.4 . AZ = 1.8 . NV = 0.3 . Mexico = 1.5 . Total = 9.0 MAF Lake Mead Evaporation Losses 0.6 MAF (Half of Treaty Obligation) There are tributary inflows and system losses below Lake Mead that also play into this accounting

16 16 Vidler’s Major Assets : Summary Arizona Long - Term Storage Credits » Resource driven: Pent – up demand exists due to the Colorado River Lower Basin structural deficit and the lack of other significant sources of available LTSCs. Northern Nevada assets (North Valleys, Reno and Dayton corridor areas) » Market driven: Pent – up demand due to housing crunch and lack of available water in the North Valleys and Dayton corridor: BUT actual monetization and timing of sales is highly dependent on new residential demand occurring as part of the “Reno Growth” story.

17 17 Reducing Costs We continue to reduce costs where feasible: » We expect significant simplification of operations following the expected sale of UCP. » Considerable reductions in executive compensation and headcount since 2016. » Ongoing consideration of certain benefit plans. » Reduction in professional fees. » Reduction in directors’ fees. » Wind - down of oil and gas operations: reduced operating costs. » Reduction of certain development costs at Vidler.

18 18 Return of Monetization Proceeds to Shareholders Considering multiple possible approaches each with benefits and considerations: » Purchases of our stock on the open market ($50 million Board authorized program) Repurchase programs currently in place » Self - tender offer » Special cash dividend » Distribution of non – cash asset

19 19 Q. & A.